SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ValueVision Media, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Relational Opportunity, LLC

Channel Commerce Partners, L.P.

GEH Capital, Inc.

Clinton Special Opportunities Master Fund, Ltd.

Clinton Group, Inc.

George E. Hall

Thomas D. Beers

Mark Bozek

Ronald L. Frasch

Thomas D. Mottola

Robert Rosenblatt

Fred Siegel

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the
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Clinton Group, Inc. and its affiliates (collectively, “Clinton”) have disclosed certain emails it has received pertaining to Clinton’s solicitation of proxies in connection with the annual meeting of shareholders of ValueVision Media, Inc. (the “Company”) to certain shareholders of the Company. Clinton is aware of the identity of each of the senders of such emails and has verified that each sender is a current or former employee of the Company. Copies of such emails are filed herewith.

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, GEH CAPITAL, INC., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD., CHANNEL COMMERCE PARTNERS, L.P., CLINTON GROUP, INC., GEORGE E. HALL (COLLECTIVELY, "CLINTON") THOMAS D. BEERS, MARK BOZEK, RONALD L. FRASCH, THOMAS D. MOTTOLA, ROBERT ROSENBLATT AND FRED SIEGEL (TOGETHER WITH CLINTON, THE "PARTICIPANTS") AND/OR CERTAIN AFFILIATED PARTIES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF VALUEVISION MEDIA, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BY THE PARTICIPANTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, CLINTON'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL FREE AT (855) 305-0857.

ADDITIONAL INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CLINTON ON MAY 13, 2014 AND IN THE DEFINITIVE ADDITIONAL MATERIALS ON SCHEDULE 14A FILED BY CLINTON ON MAY 22, 2014 AND JUNE 6, 2014. THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

EMAIL 1

From: Pamela McCoy

Sent: Wednesday, June 11, 2014 8:14 AM

To: vvtv@clinton.com

Subject: Concerned voice

Dear Mr Taxin,

I'd like to take a moment to introduce myself.  My name is Pamela McCoy.  My husband Wes and I were two of the first employees chosen to help start a new shopping channel - ValueVision.

We were with the network for almost 20 years as hosts.  I also developed a line of clothing that was highly successful and branded exclusively for the network.

I was at ValueVision to celebrate the first $5000 day as well as the first $1 million hour.  A year and a half ago circumstances dictated that I move to another network. However, I maintain a very close relationship with many of the employees there. More than a dozen have called me in the last few months to express their frustrations and to seek my advice. They all share a fear of speaking out (or speaking directly to you) out of concern for losing jobs.

I am convinced that the abuse to which the employees are subjected to would make headlines if it were exposed and it breaks my heart to see what this network has become in the past five years.

The way the employees are treated is deplorable. Despicable things like hosts being told they were not sexy enough and were encouraged to have plastic surgery.  Hosts are given mandatory readings, including books such as "Younger Next Year for Women" and "How Not To Look Old: Fast and Effortless Ways to Look 10 Years Younger, 10 Pounds Lighter, 10 Times Better" by Charla Krupp. One very talented host left the company when she felt pressured to have Botox.  The network actually organized "Botox parties" in an effort to make it easier for them.

There are certain department heads that are so verbally abusive that some employees I know are literally afraid to go to work. Many have sought counseling.

With the current management team, the language used in meetings was often vulgar and misogynistic. This behavior was never present with any prior management team and would never be tolerated at a major network or broadcasting company.

It is painful to hear what is happening and not be In a position to help.  As a former senior employee and current stock holder I feel a strong sense of responsibility to this company.  That is why I am reaching out to you.

The shift in culture at ShopHQ presents itself as corse and demeaning.  Many talented and valuable employees and vendors have already left and I fear more will follow.  The turnover rate for employees in key departments is alarming.  The need for change is apparent to many.

I am voting for a change.  I am voting gold.  I am voting for the Clinton Group.  I know you can make this the successful company it was meant to be and a place that encourages creativity as well as productivity. Many employees have asked me to expressed their gratitude and appreciate all of your efforts.

Please feel free to share this e-mail with any other investors.

Best Regards,

Pamela McCoy

EMAIL 2

From: Anonymous

Sent: Wednesday, June 11, 2014 9:07 AM

To: vvtv@clinton.com

Subject: ShopHQ

To Greg –

As I mentioned on the phone, I am currently an employee of ValueVision and am fearful that speaking out will cost me my job. Thank you for agreeing to keep my name confidential.

Shop is a strange working environment – very much like Mad Men. The management is group is abusive and employees are in fear of them. They are not here for the full week. Nancy and Carol leave on Thursday afternoon together, Bob and Annette are out of here too Thursday afternoon. No one from senior management is around on Friday, except for Keith. Because they aren’t around we are asked to do five days of work in the 3 or 4 days when they are here. There is a heightened sense of urgency when they are in town and its creates havoc on people’s schedules.

I think the biggest problem, though, is that the senior people do not have the skill to take the company any further. The company is basically a dumping ground for people who were fired from QVC. The CMO is stuck in the weeds, picking colors for items and not trusting her team. Bob is old school and not up on trends. Vendors are used and tossed aside, sometimes losing hundreds of thousands of dollars, and this sort of churn and burn has led to a real backlash in the vendor community. The strategy seems to evolve day-to-day and there is no plan for the company to march to. We have no real corporate strategy or vision, which is different than other places I have worked. I believe the company is going nowhere very fast and so do the other employees.

The management team appears stuck in a time warp, both in their management style and in their knowledge of the industry. They beat people up here and people leave constantly. I have never seen turnover like this. One of the senior people was forced as part of a settlement to take a 3 month sabbatical because he had been so abusive to people. He’s back. The annual surveys about senior management are so horrific.

I think if there are not changes soon, there will be an empty parking lot. There is a lot of opportunity but things need to change. I am a shareholder and I want to grow the stock.

EMAIL 3

From: Concerned Employee

Sent: Wednesday, June 04, 2014 3:57 PM

To: vvtv@clinton.com

Subject: Change Needed at VVTV

Dear Mr. Gregory Thaxin:

I am writing to voice my support of the efforts to take Value Vision Media in a dramatically different direction. As a stockholder and manager at the Company, I have a vested interest in its long-term success.

Under the leadership of current CEO, Keith Stewart, the Company has floundered. He is a leader who fails to rally the support of the employees. He is an arrogant leader, who has alienated himself from the employees as a whole. It is widely known at the Company that his personal conduct is wrought with blatant disrespect and disregard for others.

Mr. Stewart fails to inspire change and attain Company goals. Additionally, the individuals who he has selected to serve on his executive management team are far more concerned with maintaining their jobs than they are with expanding the capacity of the Company.

Value Vision Media has been mismanaged and our overall revenue and stock values reflect Mr. Stewart's poor judgment and dismal leadership.

We require a CEO and leadership team with true vision of the Company's potential if we are to remain a viable contender in the home shopping industry.

Sincerely,

A Concerned Employee